Exhibit (m)(1)


                              AMENDED AND RESTATED
                     MASTER DISTRIBUTION PLAN AND AGREEMENT
                                (CLASS A SHARES)


      THIS AGREEMENT is made as of July 1, 2003, by and between each registered investment company referenced in Schedule A, each a Maryland corporation (each individually referred to as "Company"), with respect to the shares of the Class A shares ("Class A Shares") of the common stock of the Company allocated to each series set forth on Schedule A to this Agreement as amended from time to time (the "Funds") and A I M DISTRIBUTORS, INC., a Delaware corporation (the "Distributor"), and amends and restates the Master Distribution Plan and Agreement (Class A Shares) dated as of June 1, 2000, as amended, by and between the Company and INVESCO DISTRIBUTORS, INC., a Delaware corporation ("IDI") (the "Original Agreement").

      WHEREAS, the Company engages in business as one or more open-end management investment companies, and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

      WHEREAS, the Company adopted and approved the Original Agreement in accordance with the provisions of Rule 12b-1 under the Act to finance the distribution of the Class A Shares of the Funds; and

      WHEREAS, under the provisions of the Original Agreement, the Company retained IDI to perform the services set forth in the Original Agreement; and

      WHEREAS, IDI desires to cease providing services under the Original Agreement, Distributor desires to be retained to provide such services, and the Company desires to retain the Distributor to provide such services, all in accordance with the terms and conditions of this Amended and Restated Master Distribution Plan and Agreement (Class A Shares) (the "Plan and Agreement"); and

      WHEREAS, this Plan and Agreement has been approved by a vote of the board of directors of the Company, including a majority of the directors who are not interested persons of the Company, as defined in the Act, and who have no direct or indirect financial interest in the operation of this Plan and Agreement (the "Independent Directors"), cast in person at a meeting called for the purpose of voting on this Plan and Agreement;

      WHEREAS, this Plan and Agreement does not require the approval of the holders of Class A Shares, since the terms and conditions set forth herein do not increase amounts payable under that portion of this Plan and Agreement which constitutes a plan under Rule 12b-1 under the Act from those set forth in the Original Agreement;

      NOW, THEREFORE, the Company hereby adopts the Plan set forth herein and the Company and Distributor hereby enter into this Agreement pursuant to the Plan in accordance with the requirements of Rule 12b-1 under the Act, and provide and agree as follows:

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

      FIRST: The Plan is defined as those provisions of this document by which the Company adopts a Plan pursuant to Rule 12b-1 under the Act and authorizes payments as described herein. The Agreement is defined as those provisions of this document by which the Company retains Distributor to provide distribution services beyond those required by the Underwriting Agreement between the parties, as are described herein. The Company may retain the Plan notwithstanding termination of the Agreement. Termination of the Plan will automatically terminate the Agreement. Each Fund is hereby authorized to utilize the assets of the Company to finance certain activities in connection with distribution of the Company's Class A Shares.

      SECOND: Each Fund shall incur expenses per annum allocable solely to Class A Shares of the average daily net assets of such Fund attributable to the Class A Shares, at the rates set forth in Schedule B opposite the name of such Fund, subject to any limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

      THIRD: To the extent obligations incurred by the Distributor out of its own resources to finance any activity primarily intended to result in the sale of Class A Shares, pursuant to this Plan and Agreement or otherwise, may be deemed to constitute the indirect use of Class A Shares Fund assets, such indirect use of Class A Shares Fund assets is hereby authorized in addition to, and not in lieu of, any other payments authorized under this Plan and Agreement.

      FOURTH: Distributor shall provide to the Company's Board of Directors and the Board of Directors shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and Agreement and the purposes for which such expenditures were made.

      FIFTH: Amounts payable pursuant to paragraph SECOND above shall compensate/reimburse the Distributor for financing any activity which is primarily intended to result in the sale of the Class A Shares, including, but not limited to, expenses of organizing and conducting sales seminars, advertising programs, finders fees, printing of prospectuses and statements of additional information (and supplements thereto) and reports for other than existing shareholders, preparation and distribution of advertising material and sales literature, supplemental payments to dealers and other institutions as asset-based sales charges and providing such other services and activities as may from time to time be agreed upon by the Company. Such reports, prospectuses and statements of additional information (and supplements thereto), sales literature, advertising and other services and activities may be prepared and/or conducted either by Distributor's own staff, the staff of affiliated companies of the Distributor, or third parties.

      SIXTH: Amounts set forth in Schedule B may also be used to compensate/reimburse the Distributor for making payments of service fees under a shareholder service arrangement to be established by Distributor in accordance with paragraph SEVENTH below. To the extent that amounts paid hereunder are not used specifically to compensate Distributor for any such expense, such amounts may be treated as compensation for Distributor's distribution-related services. All amounts expended pursuant to the Plan and Agreement shall be paid to Distributor and are the legal obligation of the Company and not of Distributor. That portion of the amounts paid under the Plan and Agreement that is not paid or advanced by Distributor to dealers or other institutions that provide personal continuing shareholder service as a service fee pursuant to paragraph SEVENTH below shall be deemed an asset-based sales charge. No provision of this

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

Plan and Agreement shall be interpreted to prohibit any payments by the Company during periods when the Company has suspended or otherwise limited sales.

      SEVENTH: Distributor may make payments to selected banks, financial planners, retirement plan service providers and other appropriate third parties acting in an agency capacity for their customers who provide shareholder services to their customers from time to time. The maximum service fee paid to any service provider shall be twenty-five one-hundredths of one percent (0.25%), per annum of the average daily net assets of the Company attributable to the Class A Shares owned by the customers of such service provider, or such lower rate for the Fund as is specified on Schedule B.

      (A) Pursuant to this program, Distributor may enter into agreements ("Service Agreements") with such broker-dealers ("Dealers") as may be selected from time to time by Distributor for the provision of distribution-related personal shareholder services in connection with the sale of Shares to the Dealers' clients and customers ("Customers") who may from time to time directly or beneficially own Shares. The distribution-related personal continuing shareholder services to be rendered by Dealers under the Service Agreements may include, but shall not be limited to, the following: (i) distributing sales literature; (ii) answering routine Customer inquiries concerning the Company and the Class A Shares; (iii) assisting Customers in changing dividend options, account designations and addresses, and in enrolling into any of several retirement plans offered in connection with the purchase of Class A Shares; (iv) assisting in the establishment and maintenance of customer accounts and records, and in the processing of purchase and redemption transactions; (v) investing dividends and capital gains distributions automatically in Class A Shares; and (vi) providing such other information and services as the Company or the Customer may reasonably request.

      (B) Distributor may also enter into agreements ("Third Party Agreements") with selected banks, financial planners, retirement plan service providers and other appropriate third parties acting in an agency capacity for their customers ("Third Parties"). Third Parties acting in such capacity will provide some or all of the shareholder services to their customers as set forth in the Third Party Agreements from time to time.

      (C) Distributor may also enter into variable group annuity contract holder service agreements ("Variable Contract Agreements") with selected insurance companies ("Insurance Companies") offering variable annuity contracts to employers as funding vehicles for retirement plans qualified under Section 401(a) of the Internal Revenue Code, where amounts contributed under such plans are invested pursuant to such variable annuity contracts in Class A Shares of the Company. The Insurance Companies receiving payments under such Variable Contract Agreements will provide specialized services to contractholders and plan participants, as set forth in the Variable Contract Agreements from time to time.

      (D) Distributor may also enter into shareholder service agreements ("Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements") with selected bank trust departments and brokers for bank trust departments. Such bank trust departments and brokers for

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

           bank trust departments will provide some or all of the shareholder services to their customers as set forth in the Bank Trust Department Agreements and Brokers for Bank Trust Department Agreements.

      EIGTHTH: No provision of this Plan and Agreement shall be deemed to prohibit any payments by a Fund to the Distributor or by a Fund or the Distributor to investment dealers, financial institutions and 401(k) plan service providers where such payments are made under the Plan and Agreement.

      NINTH: The Company, on behalf of the Funds, and the Distributor shall each comply with all applicable provisions of the Act, the Securities Act of 1933, rules and regulations of the National Association of Securities Dealers, Inc. and its affiliates, and of all other federal and state laws, rules and regulations governing the issuance and sale of Class A Shares.

      TENTH: Nothing herein contained shall require the Company to take any action contrary to any provision of its Articles of Incorporation, or to any applicable statute or regulation.

      ELEVENTH: This Plan and Agreement shall become effective as of the date hereof, shall continue in force and effect until May 31, 2004, and shall continue in force and effect from year to year thereafter, provided that such continuance is specifically approved at least annually by a majority of the Board of Directors of the Company and a majority of the Company's Independent Directors cast in person at a meeting called for such purpose, as contemplated by paragraphs (d) and (e) of Rule 12b-1 under the 1940 Act.

      Any amendment to this Plan and Agreement that requires the approval of the shareholders of Class A Shares pursuant to Rule 12b-1 under the 1940 Act shall become effective as to such Class A Shares upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940
Act) of such Class A Shares, provided that the Board of Directors of the Company has approved such amendment.

      TWELFTH:Any amendment to this Plan and Agreement and any agreements related to this Plan and Agreement shall become effective immediately upon the receipt by the Company of both (a) the affirmative vote of a majority of the Board of Directors of the Company, and (b) the affirmative vote of a majority of the Independent Directors of the Company, cast in person at a meeting called for the purpose of voting on this Plan and Agreement or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of Class A Shares of a Company shall become effective as to such Class A Shares until such amendment has been approved by the shareholders of such Class A Shares in accordance with the provisions of the ELEVENTH paragraph of this Plan and Agreement.

      This Plan and Agreement may not be amended to increase materially the amount of distribution expenses provided for in paragraph SECOND hereof unless such amendment is approved in the manner provided herein, and no material amendment to the Plan and Agreement shall be made unless approved in the manner provided for in the ELEVENTH paragraph hereof.

      So long as the Plan and Agreement remains in effect, the selection and nomination of persons to serve as Independent Directors of the Company shall be committed to the discretion of the Independent Directors then in office. However, nothing contained herein shall prevent the participation of other

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

persons in the selection and nomination process, provided that a final decision on any such selection or nomination is within the discretion of, and approved by, a majority of the Independent Directors of the Company then in office.

      THIRTEENTH:

      (A) This Plan and Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by vote of a majority of the Independent Directors or by vote of a majority of the outstanding voting securities of Class A Shares of such Fund, or by the Distributor, on sixty (60) days' written notice to the other party.

      (B) In the event that neither Distributor nor any direct or indirect affiliate of Distributor serves the Company as investment adviser, the agreement with Distributor pursuant to this Plan shall terminate at such time. The board of directors may determine to approve a continuance of the Plan and/or a continuance of the Agreement, hereunder.

      (C) To the extent that this Plan and Agreement constitutes a Plan of Distribution adopted pursuant to Rule 12b-1 under the Act it shall remain in effect as such, so as to authorize the use by the Class A Shares of each Fund of its assets in the amounts and for the purposes set forth herein, notwithstanding the occurrence of an "assignment," as defined by the Act and the rules thereunder. To the extent it constitutes an agreement pursuant to a plan, it shall terminate automatically in the event of such "assignment." Upon a termination of the agreement with Distributor, the Funds may continue to make payments pursuant to the Plan only upon the approval of a new agreement under this Plan and Agreement, which may or may not be with Distributor, or the adoption of other arrangements regarding the use of the amounts authorized to be paid by the Funds hereunder, by the Company's board of directors in accordance with the procedures set forth above.

      FOURTEENTH: Any notice under this Plan and Agreement shall be in writing, addressed and delivered, or mailed postage prepaid, to the other party at such address as the other party may designate for the receipt of notices.

      FIFTEENTH: This Plan and Agreement shall be governed by and construed in accordance with the laws (without reference to conflicts of law provisions) of the State of Maryland.

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

      IN WITNESS WHEREOF, the parties have caused this Plan and Agreement to be executed in duplicate on the day and year first above written.


                                            COMPANY (Listed in Schedule A)


                                            By:  /s/ Raymond R. Cunningham
                                               ----------------------------
                                            Name:   Raymond R. Cunningham
                                            Title:  President

Attest:

/s/ Glen A. Payne
---------------------------
Name:   Glen A. Payne
Title:  Secretary

                                            A I M DISTRIBUTORS, INC.


                                            By:  /s/ Michael J. Cemo
                                               ----------------------------
                                            Name:   Michael J. Cemo
                                            Title:  President

Attest:

/s/ Ofelia M. Mayo
---------------------------
Name:   Ofelia M. Mayo
Title:  Assistant Secretary

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

                                   SCHEDULE A
                                       TO
                     MASTER DISTRIBUTION PLAN AND AGREEMENT
                                (CLASS A SHARES)


REGISTERED
INVESTMENT
COMPANY                         FUNDS
--------------------------------------------------------------------------------

INVESCO COUNSELOR SERIES FUNDS, INC.
               INVESCO Advantage Fund
               INVESCO Advantage Global Health Sciences Fund

INVESCO BOND FUNDS, INC.
               INVESCO High Yield Fund
               INVESCO Select Income Fund
               INVESCO Tax-Free Bond Fund
               INVESCO U.S. Government Securities Fund

INVESCO COMBINATION STOCK & BOND FUNDS, INC.
               INVESCO Balanced Fund
               INVESCO Core Equity Fund
               INVESCO Total Return Fund

INVESCO INTERNATIONAL FUNDS, INC.
               INVESCO European Fund
               INVESCO International Blue Chip Value Fund


INVESCO MANAGER SERIES FUNDS, INC.
               INVESCO Multi-Sector Fund

INVESCO MONEY MARKET FUNDS, INC.
               INVESCO Cash Reserves Fund

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

                                   SCHEDULE A
                                   (CONTINUED)

REGISTERED
INVESTMENT
COMPANY                         FUNDS
--------------------------------------------------------------------------------

INVESCO SECTOR FUNDS, INC.
               INVESCO Energy Fund
               INVESCO Financial Services Fund
               INVESCO Gold & Precious Metal Fund
               INVESCO Health Sciences Fund
               INVESCO Leisure Fund
               INVESCO Real Estate Opportunity Fund
               INVESCO Technology Fund
               INVESCO Telecommunications Fund
               INVESCO Utilities Fund

INVESCO STOCK FUNDS, INC.
               INVESCO Basic Value Fund
               INVESCO Dynamics Fund
               INVESCO Growth Fund
               INVESCO Growth & Income Fund
               INVESCO Mid-Cap Growth Fund
               INVESCO Small Company Growth Fund
               INVESCO Value Equity Fund

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

                                   SCHEDULE B
                                       TO
                     MASTER DISTRIBUTION PLAN AND AGREEMENT
                                (CLASS A SHARES)

                                DISTRIBUTION FEE

      The Company shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan and Agreement for each Fund (or Class thereof) designated below, a Distribution Fee1 determined by applying the annual rate set forth below as to each Fund (or Class thereof) to the average daily net assets of the Fund (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Fund.

                                          ASSET
                                          BASED       MAXIMUM      MAXIMUM
                                          SALES       SERVICE     AGGREGATE
FUND CLASS A SHARES                      CHARGE         FEE          FEE

INVESCO Advantage Fund                    0.10%        0.25%        0.35%
INVESCO Advantage Global                  0.10%        0.25%        0.35%
   Health Sciences Fund
INVESCO Balanced Fund                     0.10%        0.25%        0.35%
INVESCO Basic Value Fund                  0.10%        0.25%        0.35%
INVESCO Cash Reserves Fund                0.10%        0.25%        0.35%
INVESCO Core Equity Fund                  0.10%        0.25%        0.35%
INVESCO Dynamics Fund                     0.10%        0.25%        0.35%
INVESCO Energy Fund                       0.10%        0.25%        0.35%
INVESCO European Fund                     0.10%        0.25%        0.35%
INVESCO Financial Services Fund           0.10%        0.25%        0.35%
INVESCO Gold & Precious Metals            0.10%        0.25%        0.35%
 Fund
INVESCO Growth Fund                       0.10%        0.25%        0.35%
INVESCO Growth & Income Fund              0.10%        0.25%        0.35%
INVESCO Health Sciences Fund              0.10%        0.25%        0.35%
INVESCO High Yield Fund                   0.10%        0.25%        0.35%
INVESCO International Blue                0.10%        0.25%        0.35%
   Chip Value Fund
INVESCO Leisure Fund                      0.10%        0.25%        0.35%
INVESCO Mid-Cap Growth Fund               0.10%        0.25%        0.35%
INVESCO Multi-Sector Fund                 0.10%        0.25%        0.35%
INVESCO Real Estate                       0.10%        0.25%        0.35%
   Opportunity Fund
INVESCO Select Income Fund                0.10%        0.25%        0.35%
INVESCO Small Company                     0.10%        0.25%        0.35%
   Growth Fund

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

                                          ASSET
                                          BASED       MAXIMUM      MAXIMUM
                                          SALES       SERVICE     AGGREGATE
FUND CLASS A SHARES                      CHARGE         FEE          FEE

INVESCO Tax-Free Bond Fund                0.10%        0.25%        0.35%
INVESCO Technology Fund                   0.10%        0.25%        0.35%
INVESCO Telecommunications Fund           0.10%        0.25%        0.35%
INVESCO Total Return Fund                 0.10%        0.25%        0.35%
INVESCO U.S. Government                   0.10%        0.25%        0.35%
   Securities Fund
INVESCO Utilities Fund                    0.00%        0.25%        0.25%
INVESCO Value Equity Fund                 0.10%        0.25%        0.35%



-----------------

1 The Distribution Fee is payable apart from the contingent deferred sales charge, if any, as stated in the current prospectus for the applicable Fund (or Class thereof).


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